                                                       Free Writing Prospectus
                                                    Filed Pursuant to Rule 433
                                                  Registration No.: 333-132746

The issuer has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-132746) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
(collect) 212-816-1299 or by emailing elsie.mao@citigroup.com.

Information in this material regarding any assets backing any securities discussed or referred to herein supersedes all prior information regarding such assets that is inconsistent with the information in this material. Citigroup
Global Markets Inc., PNC Capital Markets LLC and Barclays Capital Inc.
(collectively, the "Underwriters") and their affiliates, officers, directors, partners and employees, including persons involved in the preparation of issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities discussed or referred to herein or derivatives thereof (including options).

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantively similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded:

o disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;
o disclaimers of responsibility or liability;
o statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends;
o language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy;
o statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and
o a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale.

Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via the e-mail system pursuant to which this communication is being transmitted.

                                                          Multifamily Tape

    LOAN
   NUMBER  LOAN SELLER            LOAN / PROPERTY NAME               PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

7016564    CGM         Woodstream Apartments                         675 East Street Road
7016710    CGM         Bristol Pointe Apartment Homes                3500 Peachtree Corners Circle
7015714    CGM         Mallard Crossing Apartments                   9980 Hanover Way
7016226    CGM         Treetops Apartments                           250 Treetops Drive
7016671    CGM         Wolf Creek Apartments                         403 Wolf Creek Circle
                       Wolf Creek Apartments (Per Bed)
7016131    CGM         Promontory Apartments                         60 West Stone Loop
7016362    CGM         Hidden Valley Club Apartments                 600 Hidden Valley Club Drive
                       Hidden Valley Club Apartments (Per Bed)
7015496    CGM         Four Winds Apartments                         8000 Perry Street
                       Beau Rivage Portfolio
7016444    CGM         Beau Rivage Apartments 192                    4707 East Upriver Drive
7016445    CGM         Beau Rivage Apartments 132                    4707 East Upriver Drive
                       Curat Multifamily Portfolio
7016532    CGM         Autumnwood Apartments                         717 Irving Avenue
7015996    CGM         Silvercreek Apartments                        1526 North Seminary Avenue
7016132    CGM         Hilands II Apartments                         5755 East River Road
7016388    CGM         Meadows Apartments                            2400 Springdale Road
7015914    CGM         Stonehenge Apartments                         Various
7015914-1              Starkville Crossing                           107-125 John Calvin Street, 301-509 Mallory Lane, 101-123
                                                                     Rutledge Street, 100-218 John Wesley Road and 300-307
                                                                     Abernathy Drive
                       Starkville Crossing (Per Bed)
7015914-2              Stonehenge Apts                               625 South Montgomery
                       Stonehenge Apts (Per Bed)
7014994    CGM         Regency Towers                                1600 Lehigh Parkway East
7016180    CGM         Spring Meadow Apartments                      10030 North 43rd Avenue
7015309    CGM         Regency at Chandler Park                      101 Chandler Park
7016083    CGM         Apple Creek Apartments                        3001 Pheasant Run Road
7016483    CGM         Millport Apartments                           1001 Islington Street
7015523    CGM         Crystal Lake Apartments                       10500 South East 26th Avenue
7016146    CGM         Kipling Manor Apartments                      82-90 Kip Drive
7016410    CGM         Willow Creek                                  2420 Parklawn Drive
7015412    CGM         Grace Street Apartments                       401-411 West Grace Street
                       Grace Street Apartments (Per Bed)
940951782  PNC         Emerald Isle Senior Apartments                661 North Rose Drive
940952204  PNC         Equinox on the Park Apartment Homes           6200 North Shiloh Rd
940952619  PNC         Houston Levee Apartments                      2801 Houston Levee Road
940952374  PNC         Berkley Village - Newport News                900 Daphia Circle
940952581  PNC         Wimbledon Place Apartments                    7605 East 49th Street
940952534  PNC         Chaparral Townhomes                           351 Chaparral Road
940952602  PNC         Sherman Oaks Apartments & Apple Mini Storage  5301 Sherman Street
940952480  PNC         Crawford Mayfair Apartments (124)             3350-3364 Broadmoor Avenue, 65-71 S. Hampton Road, 223-291
                                                                     Mayfair Boulevard
940952642  PNC         Park Westwood Apartments                      9501 West Sam Houston Parkway
940952479  PNC         Mayfair Village Apartments (32)               412-440 & 57-73 Mayfair Blvd

    LOAN                                                                              SUB                            CUT-OFF DATE
   NUMBER       CITY     STATE   ZIP CODE        COUNTY      PROPERTY TYPE       PROPERTY TYPE       TOTAL UNITS        BALANCE
------------------------------------------------------------------------------------------------------------------------------------

7016564    Warminster      PA     18974    Bucks              Multifamily        Conventional                390     33,000,000.00
7016710    Norcross        GA     30092    Gwinnett           Multifamily        Conventional                508     25,600,000.00
7015714    Loveland        OH     45140    Warren             Multifamily        Conventional                350     22,167,000.00
7016226    Highland Park   NJ     08904    Middlesex          Multifamily        Conventional                216     20,000,000.00
7016671    Raleigh         NC     27606    Wake               Multifamily        Student Housing             216     17,500,000.00

7016131    Tucson          AZ     85704    Pima               Multifamily        Conventional                464     16,000,000.00
7016362    Ann Arbor       MI     48104    Washtenaw          Multifamily        Student Housing             324     15,190,000.00

7015496    Overland Park   KS     66204    Johnson            Multifamily        Conventional                350     14,800,000.00

7016444    Spokane         WA     99217    Spokane            Multifamily        Conventional                192      8,879,000.00
7016445    Spokane         WA     99217    Spokane            Multifamily        Conventional                132      5,846,000.00

7016532    Woodstock       IL     60098    McHenry            Multifamily        Conventional                102      7,063,125.43
7015996    Woodstock       IL     60098    McHenry            Multifamily        Conventional                100      7,063,125.43
7016132    Tucson          AZ     85750    Pima               Multifamily        Conventional                400     14,000,000.00
7016388    Waukesha        WI     53186    Waukesha           Multifamily        Conventional                475     13,472,999.49
7015914    Starkville      MS     39759    Oktibbeha          Multifamily        Student Housing             209     12,305,040.06
7015914-1  Starkville      MS     39759    Oktibbeha          Multifamily        Student Housing             105

7015914-2  Starkville      MS     39759    Oktibbeha          Multifamily        Student Housing             104

7014994    Allentown       PA     18103    Lehigh             Multifamily        Conventional                164      7,984,201.79
7016180    Glendale        AZ     85302    Maricopa           Multifamily        Conventional                271      7,500,000.00
7015309    Greer           SC     29651    Greenville         Multifamily        Conventional                138      7,275,000.00
7016083    Norman          OK     73072    Cleveland          Multifamily        Conventional                248      6,600,000.00
7016483    Portsmouth      NH     03801    Rockingham         Multifamily        Conventional                 67      6,132,921.72
7015523    Milwaukie       OR     97222    Clackamas          Multifamily        Conventional                150      5,865,000.00
7016146    Salinas         CA     93906    Monterey           Multifamily        Conventional                 92      5,500,000.00
7016410    Waukesha        WI     53186    Waukesha           Multifamily        Conventional                168      4,984,768.43
7015412    Richmond        VA     23220    Richmond City      Multifamily        Student Housing              57      4,750,000.00

940951782  Placentia       CA     92870    Orange             Multifamily        Conventional                422     55,000,000.00
940952204  Garland         TX     75044    Dallas             Multifamily        Conventional                338     24,050,000.00
940952619  Memphis         TN     38016    Shelby             Multifamily        Conventional                289     13,500,000.00
940952374  Newport News    VA     23601    Newport News City  Multifamily        Section 8                   198      8,659,854.00
940952581  Tulsa           OK     74145    Tulsa              Multifamily        Conventional                292      7,750,000.00
940952534  Allen           TX     75002    Colin              Multifamily        Conventional                126      6,896,389.00
940952602  Wausau          WI     54401    Marathon           Multifamily        Conventional                136      5,155,000.00
940952480  Columbus        OH     43213    Franklin           Multifamily        Conventional                124      3,397,342.69
940952642  Houston         TX     77099    Harris             Multifamily        Conventional                126      2,600,000.00
940952479  Columbus        OH     43213    Franklin           Multifamily        Conventional                 32        865,000.00

                                         ORIGINAL TERM TO        ORIGINAL
    LOAN      CUT-OFF DATE                MATURITY / ARD       AMORTIZATION         AMORTIZATION        U/W NCF    ELEVATOR(S)
   NUMBER       LTV RATIO    IO PERIOD       (MONTHS)         TERM (MONTHS)             TYPE             DSCR       (YES/NO)
---------------------------------------------------------------------------------------------------------------------------------

7016564         70.6638%         60                  120                360       Partial IO/Balloon     1.20      No
7016710         79.0123%         36                  120                360       Partial IO/Balloon     1.26      No
7015714         68.2062%         84                  120                360       Partial IO/Balloon     1.21      No
7016226         76.9231%         24                  120                360       Partial IO/Balloon     1.20      No
7016671         68.6275%         36                  120                360       Partial IO/Balloon     1.21      No

7016131         64.2570%         60                   60      Interest Only       Interest Only          1.63      No
7016362         77.5000%         60                  120                360       Partial IO/Balloon     1.22      No

7015496         68.9977%         84                  120                360       Partial IO/Balloon     1.38      No

7016444         79.1667%         24                  120                360       Partial IO/Balloon     1.21      No
7016445         79.1667%         24                  120                360       Partial IO/Balloon     1.21      No

7016532         73.1930%                              60                360       Balloon                1.22      Yes
7015996         73.1930%                              60                360       Balloon                1.22      No
7016132         63.0631%         84                   84      Interest Only       Interest Only          1.44      No
7016388         67.8741%                             120                360       Balloon                1.31      No
7015914         76.9065%                             120                360       Balloon                1.20
7015914-1                                                                                                          No

7015914-2                                                                                                          No

7014994         76.4038%                             120                360       Balloon                1.25      Yes
7016180         56.8182%         36                  120                360       Partial IO/Balloon     1.39      No
7015309         76.0983%         24                  120                360       Partial IO/Balloon     1.20      No
7016083         77.6471%         24                  120                360       Partial IO/Balloon     1.20      No
7016483         73.0980%                             120                360       Balloon                1.24      Yes
7015523         60.0000%         36                  120                360       Partial IO/Balloon     1.44      No
7016146         73.3333%         36                  120                360       Partial IO/Balloon     1.22      No
7016410         60.2389%                             120                360       Balloon                1.64      No
7015412         76.6129%         36                  120                360       Partial IO/Balloon     1.26      No

940951782       69.1824%         36                  120                360       Partial IO/Balloon     1.05      Yes
940952204       79.9003%         36                  120                360       Partial IO/Balloon     1.23      No
940952619       73.3696%         48                  120                360       Partial IO/Balloon     1.27      No
940952374       67.6551%                             120                360       Balloon                1.27      No
940952581       77.5000%                             120                360       Balloon                1.23      No
940952534       73.9956%                             180                360       Balloon                1.15      No
940952602       75.8088%         36                  120                360       Partial IO/Balloon     1.20      No
940952480       63.9801%                             120                360       Balloon                1.21      No
940952642       48.1481%                             120                360       Balloon                1.94      No
940952479       61.7857%                             120                360       Balloon                1.20      No

                                                                                     # OF 4 OR      AVERAGE
  LOAN                                     # OF   # OF 1 BED  # OF 2 BED  # OF 3 BED  MORE BED       RENTAL            AVERAGE
 NUMBER       UTILITIES TENANT PAYS      STUDIOS     ROOMS      ROOMS        ROOMS     ROOMS       RATESTUDIO      RENTAL RATE1 BR
------------------------------------------------------------------------------------------------------------------------------------

7016564    Electric, Gas                   NAP        142         126         122        NAP       NAP             820-860; 838
7016710    Electric, Gas, Sewer, Water     NAP        216         244         48         NAP       NAP             650-705; 685
7015714    Electric                        NAP        158         164         28         NAP       NAP             574-1,145; 727
7016226    Electric, Gas                   NAP        156         60          NAP        NAP       NAP             610-2,260; 1,101
7016671    Electric, Water, Sewer          NAP        NAP         12          72         132       NAP             NAP
                                           NAP        NAP         24          216        528       NAP             NAP
7016131    Electric                        40         371         53          NAP        NAP       374-565; 434    325-770; 513
7016362    Electric                        36         198         90          NAP        NAP       495-730; 590    550-850; 691
                                           36         198         180         NAP        NAP       495-730; 590    550-850; 691
7015496    Water                           NAP        184         150         16         NAP       NAP             609-741; 646

7016444    Electric                        NAP        64          100         28         NAP       NAP             510-510; 510
7016445    Electric                        NAP        44          88          NAP        NAP       NAP             510-510; 510

7016532    Water, Sewer                    6          21          75          NAP        NAP       600-610; 608    656-716; 700
7015996    Water, Sewer                    NAP        36          64          NAP        NAP       NAP             655-725; 708
7016132    Electric                        NAP        353         47          NAP        NAP       NAP             355-755; 505
7016388    Electric                        NAP        165         310         NAP        NAP       NAP             585-755; 624
7015914
7015914-1  Electric, Gas, Sewer, Water     NAP        NAP         NAP         105        NAP       NAP             NAP
                                           NAP        NAP         NAP         315        NAP       NAP             NAP
7015914-2  Electric, Gas, Sewer, Water     NAP        NAP         104         NAP        NAP       NAP             NAP
                                           NAP        NAP         208         NAP        NAP       NAP             NAP
7014994    Electric                        NAP        103         59          2          NAP       NAP             617-935; 787
7016180    Electric                        NAP        205         66          NAP        NAP       NAP             420-661; 503
7015309    Electric, Water, Gas, Sewer     NAP        60          48          30         NAP       NAP             525-575; 549
7016083    Electric, Water, Sewer          NAP        136         112         NAP        NAP       NAP             335-494; 407
7016483    Electric                        5          25          32          5          NAP       795-900; 836    795-1,150; 1,023
7015523    Electric                        NAP        75          75          NAP        NAP       NAP             108-632; 497
7016146    Electric, Gas                   NAP        38          53          1          NAP       NAP             675-750; 738
7016410    Electric, Gas                   NAP        118         50          NAP        NAP       NAP             617-710; 659
7015412    None                            10         15          28          4          NAP       630-675; 657    575-850; 787
                                           10         15          56          12         NAP       630-675; 657    575-850; 787
940951782  Electricity, Gas                NAP        267         155         NAP        NAP       NAP             962-1,970; 1,046
940952204  Electricity, Water              NAP        215         107         16         NAP       NAP             572-1,215; 834
940952619  Electricity, Gas, Water, Sewer  NAP        96          129         64         NAP       NAP             685-815; 700
940952374  None                            NAP        148         50          NAP        NAP       NAP             507-507; 507
940952581  Electricity                     NAP        222         70          NAP        NAP       NAP             380-589; 420
940952534  Electricity                     NAP        NAP         30          67         29        NAP             NAP
940952602  Electricity, Gas                NAP        104         32          NAP        NAP       NAP             480-650; 516
940952480  Electricity, Gas, Water, Sewer  NAP        NAP         124         NAP        NAP       NAP             NAP
940952642  Electricity                     NAP        34          92          NAP        NAP       NAP             425-515; 480
940952479  Water, Sewer                    NAP        1           30          1          NAP       NAP             464-464; 464

                       AVERAGE                AVERAGE               AVERAGE         # OF BEDS         RENT PER BED
     LOAN              RENTAL                 RENTAL                RENTAL          (STUDENT            (STUDENT
    NUMBER            RATE2 BR               RATE3 BR              RATE4+ BR      HOUSING ONLY)      HOUSING ONLY)
------------------------------------------------------------------------------------------------------------------------

7016564         808-1,065; 997        882-1,215; 1,182       NAP
7016710         760-860; 822          970-1,200; 1,058       NAP
7015714         445-2,292; 914        514-1,800; 1,017       NAP
7016226         1,085-2,500; 1,321    NAP                    NAP
7016671         1,000-1,000; 1,000    800-1,200; 1,193       1,182-1,576; 1,547
                500-500; 500          267-400; 398           296-394; 389          768               267-500; 395
7016131         450-930; 676          NAP                    NAP
7016362         745-945; 844          NAP                    NAP
                373-493; 422          NAP                    NAP                   414               373-850; 572
7015496         575-892; 738          711-970; 891           NAP

7016444         575-625; 606          695-720; 708           NAP
7016445         510-625; 600          NAP                    NAP

7016532         706-786; 751          NAP                    NAP
7015996         703-825;786           NAP                    NAP
7016132         360-845; 642          NAP                    NAP
7016388         650-890; 751          NAP                    NAP
7015914
7015914-1       NAP                   400-1,100; 828         NAP
                NAP                   133-367; 277           NAP                   315               133-367; 277
7015914-2       500-595; 592          NAP                    NAP
                250-298; 296          NAP                    NAP                   208               250-298; 296
7014994         500-1,195; 1,011      1,850-2,035; 1,943     NAP
7016180         549-793; 647          NAP                    NAP
7015309         630-680; 655          750-750; 750           NAP
7016083         431-589; 524          NAP                    NAP
7016483         1,200-1,650; 1,408    1,625-1,630; 1,628     NAP
7015523         74-740; 645           NAP                    NAP
7016146         800-875; 845          800-800; 800           NAP
7016410         655-785; 766          NAP                    NAP
7015412         725-1,175; 1,121      1,200-1,500; 1,375     NAP
                363-588; 561          400-500; 458           NAP                   93                363-850; 596
940951782       1,310-1,775; 1,535    NAP                    NAP
940952204       722-1,305; 1,073      909-1,480; 1,297       NAP
940952619       652-1,450; 839        730-1,095; 991         NAP
940952374       585-585; 585          NAP                    NAP
940952581       399-600; 538          NAP                    NAP
940952534       643-840; 773          736-1,004; 876         811-1,060; 978
940952602       590-675; 632          NAP                    NAP
940952480       384-678, 533          NAP                    NAP
940952642       515-720; 652          NAP                    NAP
940952479       483-574; 531          665-665; 665           NAP